Registration No. 333-164066
Registration No. 333-158994
Registration No. 333-127496
Registration No. 333-59696
Registration No. 333-44364

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164066
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158994
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127496
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59696
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44364

UNDER THE SECURITIES ACT OF 1933
___________________________
CLECO CORPORATE HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

Louisiana		72-1445282
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
2030 Donahue Ferry Road Pineville, Louisiana 71360-5226
(Address of Principal Executive Offices)

___________________________

Cleco Corporation 2010 Long-Term Incentive Compensation Plan
Cleco Corporation Employee Stock Purchase Plan
Cleco Power LLC 401(k) Savings and Investment Plan
Cleco Corporation Deferred Compensation Plan
 (Full Title of Plans)

Julia E. Callis General Counsel and Secretary Cleco Corporate Holdings LLC 2030 Donahue Ferry Road Pineville, Louisiana 71360-5226 (318) 484-7400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                             Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)         Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Cleco Corporate Holdings LLC (f/k/a Cleco Corporation) (the “Registrant”):

•
Registration Statement No. 333-164066 pertaining to the registration of 2,250,000 shares of common stock, par value $1.00 per share, of the Registrant (“Common Stock”) issuable under the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.

•	Registration Statement No. 333-158994 pertaining to the registration of 50,000 shares of Common Stock issuable under the Cleco Corporation Employee Stock Purchase Plan.

•	Registration Statement No. 333-127496 pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Cleco Power LLC 401(k) Savings and Investment Plan.

•	Registration Statement No. 333-59696 pertaining to the registration of 50,000 shares of Common Stock issuable under the Cleco Corporation Deferred Compensation Plan.

•	Registration Statement No. 333-44364 pertaining to the registration of 342,000 shares of Common Stock issuable under the Cleco Corporation Employee Stock Purchase Plan.

On April 13, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 17, 2014, by and among the Registrant, Cleco Partners L.P. (f/k/a Como 1 L.P.), a Delaware limited partnership (“Parent”), and Cleco MergerSub Inc. (f/k/a Como 3 Inc.), a Louisiana corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of the offering, the Registrant hereby removes from registration any securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Cleco Corporate Holdings LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, Louisiana, on the 25th day of April, 2016.

CLECO CORPORATE HOLDINGS LLC

By: /s/ Terry L. Taylor
Name:Terry L. Taylor Title:Chief Financial Officer, Controller, and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Darren J. Olagues Darren J. Olagues	Chief Executive Officer and Manager (Principal Executive Officer)	April 25, 2016
/s/ Terry L. Taylor Terry L. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2016
/s/ Christopher Leslie Christopher Leslie	Manager	April 25, 2016
/s/ Andrew Chapman Andrew Chapman	Manager	April 25, 2016
/s/ Mark Fay Mark Fay	Manager	April 25, 2016
/s/ Lincoln Webb Lincoln Webb	Manager	April 25, 2016
/s/ Richard Dinneny Richard Dinneny	Manager	April 25, 2016
/s/ Steve Turner Steve Turner	Manager	April 25, 2016
/s/ Recep Kendircioglu Recep Kendircioglu	Manager	April 25, 2016
/s/ Peggy Scott Peggy Scott	Manager	April 25, 2016
/s/ Bruce Wainer Bruce Wainer	Manager	April 25, 2016
/s/ Randy Gilchrist Randy Gilchrist	Manager	April 25, 2016
/s/ Rick Gallot Rick Gallot	Manager	April 25, 2016